Exhibit 10.5

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: February 22, 2019

Original Conversion Price (subject to adjustment herein): $1.84

$2,050,000.00

10% SENIOR SECURED CONVERTIBLE DEBENTURE

DUE AUGUST 22, 2020

THIS 10% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 10% Senior Secured Convertible Debentures of Ideanomics, Inc., a Nevada corporation (the “Company”), having its principal place of business at 55 Broadway, 19th Floor, New York, New York 10006, designated as its 10% Senior Secured Convertible Debenture due August 22, 2020 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to ID VENTURAS 7 LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $2,050,000.00 on August 22, 2020 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

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“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), including, without limitation, through a purchase offer, tender offer or exchange offer (whether by the Company or another Person) or a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement), in one or more related transactions, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above.

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“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) with respect to Section 2 only, (i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(d) and Section 4(e) herein, (h) there has been no public announcement of a pending or proposed Change of Control Transaction that has not been consummated, and (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

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“Event of Default” shall have the meaning set forth in Section 8(a).

“Interest Conversion Rate” means 85% of the lesser of (i) the average of the VWAPs for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 4(e).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 110% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

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“New York Courts” shall have the meaning set forth in Section 9(e).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (a) the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(p) attached to the Purchase Agreement, (c) indebtedness resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business, (d) indebtedness arising under or in connection with cash management services in the ordinary course of business, (e) equipment lease obligations and purchase money indebtedness of up to $1,000,000, in the aggregate, incurred in connection with the acquisition of fixed or capital assets and equipment lease obligations with respect to newly acquired or leased assets, (f) indebtedness under bank lines of credit up to $5,000,000 in the aggregate, at any time outstanding, (g) up to an aggregate of $5,000,000 of indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the ninety first (91st) day following the Maturity Date, and (h) obligations existing or arising under any swap or hedge contract; provided that such obligations are (or were) entered into by the Company in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by the Company, or changes in the value of securities issued by the Company, and not for speculative purposes.

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“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (e) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses that are entered into in the ordinary course of business, (f) leases, licenses, subleases, or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Company or (ii) secure any indebtedness, or (g) Liens securing judgments against the Company for the payment of money that does not constitute an Event of Default.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of February 22, 2019 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date of the Purchase Agreement, among the Company and the original Holders, in the form of Exhibit B to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Warrant” shall have the meaning set forth in Section 6(a).

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, or (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

Section 2.          Interest.

a)        Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 10% per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the ten (10) Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below, and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock due such Holder to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).

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b)       Company’s Election to Pay Interest in Cash or Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company. If the Company elects to pay any interest hereunder in shares of Common Stock, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder ten (10) Trading Days prior to the applicable Interest Payment Date either in shares of Common Stock or a combination of Common Stock and cash, and the Interest Share Amount as to the applicable Interest Payment Date and the Interest Notice Period with respect to such payment shall commence as of the date of such notice, provided that the Company may indicate in such notice that the election contained in such notice shall also apply to future Interest Payment Dates until revised by a subsequent notice. After the first five (5) Trading Days of any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time that the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election if at such time the Company has an effective Registration Statement that does not otherwise disclosure such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c)       Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

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d)       Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 8% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing five (5) Trading Days after the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e)       Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3.          Registration of Transfers and Exchanges.

a)        Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)       Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 4.         Conversion.

a)        Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof). The Holder shall effect conversions by delivering to the Company a properly completed Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture, and any accrued but unpaid interest, to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of receipt of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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b)       Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.84, subject to adjustment herein (the “Conversion Price”).

c)        Mechanics of Conversion.

i.            Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii.           Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the six (6) month anniversary of the Original Issue Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being issued upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least ten (10) Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the ten (10) Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the six (6) month anniversary of the Original Issue Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

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iii.          Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv.          Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law or any agreement (except if, upon the Holder’s election to convert any principal amount here, the Company’s delivery of Conversion Shares in connection therewith constitutes a violation of law by the Company, evidenced by a written opinion of counsel to the Company), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 125% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v.          Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

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vi.          Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

vii.          Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.        Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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d)       Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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e)        Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Debenture, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (i) in connection with the conversion of any Debentures issued pursuant to the Purchase Agreement, (ii) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement and (iii) in connection with any Shares issued pursuant to the Purchase Agreement, would exceed 21,468,429 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Holder’s Debenture by (y) the aggregate original principal amount of all Debentures issued on the Original Issue Date to all Holders. In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Debentures, Shares and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Debentures or Warrants and the amount of shares issued to the Holder pursuant to the Holder’s Debentures, Shares and Warrants was less than the Holder’s pro-rata share of the Issuable Maximum.

Section 5.          Certain Adjustments.

a)        Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures or upon exercise of the Warrants), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)        Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)         Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

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d)        Notice to the Holder.

i.            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 5-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6.          Redemptions.

a)        Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Original Issue Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all, but not less than all, of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the tenth (10th) Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such ten (10) Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date on which payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within three (3)         Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third (3rd) Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement. In addition, in the event of any Optional Redemption, the Company shall issue to the Holder Series B Warrants to purchase a number of shares of Common Stock equal to 50% of the Conversion Shares issuable on an as-converted basis of the principal amount of the Holder’s Debenture redeemed in the Optional Redemption (for purposes of clarity, not including any principal amount of this Debenture that is converted by the Holder during the Optional Redemption Period) as if such principal amount of this Debenture was converted immediately prior to such Optional Redemption, in the form of Series A Warrant issued on the Closing Date, exercisable for a period of five (5) years from the Optional Redemption Date (the “Series B Warrant”). The Company shall deliver the Series B Warrants on the Optional Redemption Date. The purchase price of one share of Common Stock under this Series B Warrant shall be equal to the Conversion Price of the Debenture on the Optional Redemption Date.

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b)        Redemption Procedure. The payment of cash and the issuance of the Series B Warrant pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 10% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied ratably among the Holders of Debentures. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

Section 7.         Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least a majority in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, directly or indirectly:

a)       other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)       other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)        amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)       repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness (other than Indebtedness under clauses (c) and (d) in the definition of Permitted Indebtedness), other than the Debentures if on a pro-rata basis; or

e)        enter into any agreement with respect to any of the foregoing.

Section 8.          Events of Default.

a)       “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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i.            any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder under any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, Optional Redemption Date, or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within three (3) Trading Days;

ii.           the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) fifteen (15) Trading Days after the Company has become or should have become aware of such failure;

iii.          a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

iv.          any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi.          the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.         the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days;

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viii.       the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix.          the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the Commission on or prior to the one hundred eightieth (180th) calendar day after the Closing Date or the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined in the Registration Rights Agreement);

x.            if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than twenty (20) consecutive Trading Days or forty five (45) non-consecutive Trading Days during any 12 month period; provided, however, that, if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional ten (10) consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi.           the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

xii.          any monetary judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of sixty (60) calendar days, unless such judgment, writ or similar final process is covered by an independent third party insurer which insurer has been notified of such judgement or order and has acknowledged in writing coverage of the judgment, writ or final process within such 60 day period; or

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xiii.        a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions failure or as to whether any Event of Default has occurred.

b)       Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.          Miscellaneous.

a)        Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b)        Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c)        Transferability. Subject to compliance with any applicable securities laws, this Debenture, and the provisions of Section 4.1 of the Purchase Agreement, this Debenture and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Debenture at the principal office of the Company or its designated agent, together with a written assignment of this Debenture substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

d)        Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company, together with such instruments of indemnity (which in no event shall include the posting of any bond) as the Company may reasonably request.

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e)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable and documented attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)         Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

g)        Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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h)        Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special or punitive damages arising out of, in connection with, or as a result of, this Debenture, any other Transaction Document or any agreement or instrument contemplated hereby and thereby or the transactions contemplated hereby and thereby. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

i)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j)          Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

k)         Amendment. This Debenture may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l)          Secured Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company pursuant to the Security Agreement, dated as of February 22, 2019 between the Company and the Secured Parties (as defined in the Security Agreement).

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m)        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger). The Holder may assign any or all of its rights under this Agreement to any Person with the prior written consent of the Company and provided that such transferee shall agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Holder”; provided, however, that, in connection with any transfer in whole or in part of this Debenture to an Affiliate of the Holder, such transfer shall not require the prior written consent of the Company and, in connection with such transfer to an Affiliate of the Holder, the Holder shall not be required to physically surrender this Debenture to the Company.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

IDEANOMICS, INC.

By:	/s/ Alfred P. Poor
	Name:	Alfred P. Poor
	Title:	Chief Executive Officer

Facsimile No. for delivery of Notices:	646-859-7695

Email address for delivery of Notices:	apoor@ideanomics.com

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Senior Secured Convertible Debenture due August 22, 2020 of Ideanomics, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4(d) of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock __ yes __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:_______________________
Account No:______________________

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Schedule 1

CONVERSION SCHEDULE

The 10% Senior Secured Convertible Debentures due on August 22, 2020 in the aggregate principal amount of $2,050,000 are issued by Ideanomics, Inc., a Nevada corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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Schedule 2

ASSIGNMENT FORM

(To assign the foregoing Debenture, execute this form and supply required information. Do not use this form to convert the Debenture.)

FOR VALUE RECEIVED, the foregoing Debenture and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

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